Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
April 28, 2020	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q1 2020

Baton Rouge, La. (April 28, 2020) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended March 31, 2020, including net income of $4.5 million, or $0.34 per diluted share, decreases of $1.2 million and $0.07, respectively, from the quarter ended March 31, 2019. On a non-GAAP basis, core net income for the quarter ended March 31, 2020, which excludes noncore income and expenses, was $5.0 million, or $0.37 per diluted share, decreases of $655,000 and $0.04, respectively, from the quarter ended March 31, 2019. Both net income and diluted earnings per share were adversely impacted for the quarter ended March 31, 2020, by additional provision for loan losses related to the expected impact of the COVID-19 pandemic.

In response to the COVID-19 pandemic, Business First proactively assisted, and continues to assist, customers by deferring principal and/or interest payments on approximately 1,000 loans with an outstanding balance of $468 million as of April 19, 2020. Additionally, through April 19, 2020, Business First approved $250 million of Small Business Administration (SBA) Paycheck Protection Program (PPP) loans for approximately 1050 applicants.

“2020 opened with a sense of optimism. Our organization achieved solid growth in quality assets, continued to aggregate talented employees and announced a transformative acquisition,” said Jude Melville, president and CEO. “Clearly the end of the first quarter of this new year has been unexpected. While the foreseeable future is challenging, we also know the positives with which we started the year—strong relationships with clients, talented employees, a deeper, more liquid balance sheet-- will ultimately enable us to contribute to our region’s recovery.”

On April 23, 2020, Business First’s board of directors declared a quarterly dividend based upon financial performance for the first quarter in the amount of $0.10 per share, same as the prior quarter, to the common shareholders of record as of May 15, 2020. The dividend will be paid on May 31, 2020, or as soon thereafter as practicable.

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Quarterly Highlights

●

Stable Credit Quality. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets increased from 0.53% and 0.58%, respectively, at December 31, 2019, to 0.57% and 0.59% at March 31, 2020. The increase in the nonperforming loan ratio was impacted by a single commercial loan becoming past due 90 days or more.

●

Stable Net Interest Margin and Spread. Net interest margin and spread were impacted due to the federal funds rate cuts of 150 basis points during the month of March 2020 and one less day for the quarter ended March 31, 2020, offset by loan growth early in the quarter and a reduction in cost of funds compared to the quarter ended December 31, 2019. Net interest margin and net interest spread were 3.93% and 3.55%, respectively, for the quarter ended March 31, 2020, compared to 4.08% and 3.65% for the quarter ended December 31, 2019. Excluding loan discount accretion, net interest margin and spread were 3.88% and 3.49%, respectively, for the quarter ended March 31, 2020, compared to 3.92% and 3.49% for the quarter ended December 31, 2019.

●

Loan Growth. Total loans held for investment at March 31, 2020, were $1.8 billion, an increase of $61.1 million compared to December 31, 2019. Loan growth was 14.3% (annualized) for the quarter ended March 31, 2020. A significant portion of the loan growth occurred early in the quarter, attributed to delayed closings from the quarter ended December 31, 2019, as previously mentioned in the Q4 2019 press release.

●

Pedestal Bancshares Inc. Acquisition. Business First executed a definitive agreement to acquire Pedestal Bancshares Inc. on January 22, 2020. Business First received regulatory and shareholder approval in April 2020 and anticipates closing the acquisition in early May 2020.

Financial Condition

March 31, 2020, Compared to December 31, 2019

Loans

Total loans held for investment increased by $61.1 million compared to December 31, 2019, or 14.30% annualized, for the quarter ended March 31, 2020. The growth in the loan portfolio, on a percentage basis, was largely attributed to the commercial, real estate – construction and land, and real estate – farmland segments.

Business First’s unfunded commitments remained constant throughout the quarter, including March which was most impacted by the COVID-19 pandemic. Consequently, the increase in the loan portfolio was attributable to new loan originations, as draws on existing unfunded commitments were minimal.

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Credit Quality

Nonperforming loans as a percentage of total loans held for investment increased from 0.53% as of December 31, 2019, to 0.57% as of March 31, 2020. The increase was attributable to an increase in past due loans of $762,000, of which $465,000 was attributable to a single commercial loan, and $324,000 in nonaccrual loans. Nonperforming assets as a percentage of total assets increased from 0.58% as of December 31, 2019, to 0.59% as of March 31, 2020.

Total Shareholders’ Equity

Book value per common share was $21.58 at March 31, 2020, compared to $21.47 at December 31, 2019. Total shareholders’ equity was impacted by $5.0 million of share repurchases, at an average weighted price of $11.50 per share, for the quarter ended March 31, 2020. Common equity to total assets remains strong at 12.33% at March 31, 2020.

March 31, 2020, Compared to March 31, 2019

Loans

Total loans held for investment increased by $185.2 million compared to March 31, 2019, or 11.7%. The growth in the loan portfolio was spread throughout many of the loan segments, although exposure was reduced in the real estate – multi-family residential and consumer segments.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.84% as of March 31, 2019, to 0.57% as of March 31, 2020. Nonperforming assets as a percentage of total assets decreased from 0.71% as of March 31, 2019, to 0.59% as of March 31, 2020.

Total Shareholders’ Equity

Book value per common share was $21.58 at March 31, 2020, compared to $20.14 at March 31, 2019.

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Results of Operations

First Quarter 2020 Compared to Fourth Quarter 2019

Net Income and Diluted Earnings Per Share

For the quarter ended March 31, 2020, net income was $4.5 million, or $0.34 per diluted share, compared to net income of $5.8 million, or $0.42 per diluted share, for the quarter ended December 31, 2019. The decreases were largely attributable to the federal funds rate cuts of 150 basis point during March 2020, resulting in a decrease in net interest income, the increase in the provision for loan losses, largely attributable to the COVID-19 pandemic, and the increase in merger and conversion-related expenses, offset by a reduction in provision for income taxes attributable to stock option exercises and increase in other income.

On a non-GAAP basis, core net income, which excludes noncore income and expenses, for the quarter ended March 31, 2020, was $5.0 million, or $0.37 per diluted share, compared to core net income of $6.1 million, or $0.45 per diluted share, for the quarter ended December 31, 2019. Notable noncore events impacting earnings for the quarter ended March 31, 2020, included the incurrence of $126,000 in gains associated with the disposal of former bank premises and equipment in other income and $1.2 million in acquisition-related expenses, compared to the incurrence of $125,000 in losses associated with the disposal of former bank premises and equipment in other income related to the rebranding of b1BANK and a $216,000 adjustment to estimated provision for income taxes associated with the sale of the Mangham banking center for the quarter ended December 31, 2019.

Interest Income

For the quarter ended March 31, 2020, net interest income totaled $20.2 million and net interest margin and net interest spread were 3.93% and 3.55%, respectively, compared to $20.6 million, 4.08% and 3.65% for the quarter ended December 31, 2019. The average yield on the loan portfolio was 5.55% for the quarter ended March 31, 2020, compared to 5.82% for the quarter ended December 31, 2019. The average yield on total interest-earning assets was 5.06% for the quarter ended March 31, 2020, compared to 5.28% for the quarter ended December 31, 2019.

Average loan yield, average yield on total interest-earning assets, net interest margin, and net interest spread were impacted for the quarter ended March 31, 2020, by less discount accretion, lower yielding loans due to the federal funds rate cuts of 150 basis points during March, and one less day for the quarter ended March 31, 2020, compared to the quarter ended December 31, 2019. The impact to net interest margin and net interest spread was mitigated by a reduction in the overall cost of funds (which includes noninterest-bearing deposits).

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Net interest margin and net interest spread (excluding loan discount accretion of $290,000) were 3.88% and 3.49%, respectively, for the quarter ended March 31, 2020, compared to 3.92% and 3.49% (excluding loan discount accretion of $800,000) for the quarter ended December 31, 2019.

Interest Expense

For the quarter ended March 31, 2020, overall cost of funds (which includes noninterest-bearing deposits) decreased by seven basis points, from 1.27% to 1.20%, compared to the quarter ended December 31, 2019. The decrease in cost of funds was largely attributable to an overall reduction in interest rates on b1BANK’s deposit offerings.

Other Income

For the quarter ended March 31, 2020, other income was impacted by an additional $230,000 in small business investment company (SBIC) investment income and $250,000 increase in gains/losses on sales of former premises and equipment compared to the quarter ended December 31, 2019.

Other Expense

For the quarter ended March 31, 2020, salaries and employee benefits increased $410,000 due to annual raises, tax on executive bonus, tax on stock option exercises and increased headcount of full-time equivalent employees from 355 to 367, offset by one less day during the quarter ended March 31, 2020, compared to the quarter ended December 31, 2019.

Other expenses increased by $1.1 million due to merger and conversion-related costs incurred during the quarter ended March 31, 2020, offset by a decrease of $379,000 in additional other real estate owned expenses and write-downs compared to the quarter ended December 31, 2019.

Provision for Loan Losses

During the quarter ended March 31, 2020, Business First recorded a provision for loan losses of $1.4 million, compared to $192,000 for the quarter ended December 31, 2019. The reserve for the quarter ended March 31, 2020, was impacted significantly by the expected impact of the COVID-19 pandemic. The increase related to COVID-19 was recorded through a qualitative adjustment. The provision for the quarter ended December 31, 2019, was lower due to tempered annualized loan growth of 3.67% during the quarter.

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Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, were 0.80% and 6.31%, respectively, for the quarter ended March 31, 2020, compared to 1.04% and 8.18%, respectively, for the quarter ended December 31, 2019.

First Quarter 2020 Compared to First Quarter 2019

Net Income and Diluted Earnings Per Share

For the quarter ended March 31, 2020, net income was $4.5 million, or $0.34 per diluted share, compared to net income of $5.7 million, or $0.41 per diluted share, for the quarter ended March 31, 2019. The decreases in net income and diluted earnings per share were mainly attributable to increased provision for loan losses, expenses in salaries and employee benefits, merger and conversion-related expenses, other real estate owned expenses and write-downs and other expenses, offset by an increase in net interest income, other income and reduction in provision for income taxes associated with stock option exercises.

On a non-GAAP basis, core net income, which excludes noncore income and expenses, for the quarter ended March 31, 2020, was $5.0 million, or $0.37 per diluted share, compared to core net income of $5.6 million, or $0.41 per diluted share, for the quarter ended March 31, 2019. Notable noncore events impacting earnings for the quarter ended March 31, 2020, included the incurrence of $126,000 in gains associated with the disposal of former bank premises and equipment in other income and $1.2 million in acquisition-related expenses.

Interest Income

For the quarter ended March 31, 2020, net interest income totaled $20.2 million and net interest margin and net interest spread were 3.93% and 3.55%, respectively, compared to $19.1 million, 4.01% and 3.61% for the quarter ended March 31, 2019. The average yield on the loan portfolio was 5.55% for the quarter ended March 31, 2020, compared to 5.79% for the quarter ended March 31, 2019. The average yield on total interest-earning assets was 5.06% for the quarter ended March 31, 2020, compared to 5.16% for the quarter ended March 31, 2019.

Average loan yield, average yield on total interest-earning assets, net interest margin, and net interest spread were impacted for the quarter ended March 31, 2020, largely by the federal funds rate cuts of 225 basis points which occurred throughout the second half of 2019 and first quarter of 2020.

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Net interest margin and net interest spread (excluding loan discount accretion of $290,000) were 3.88% and 3.49%, respectively, for the quarter ended March 31, 2020, compared to 3.92% and 3.52% (excluding loan discount accretion of $432,000) for the quarter ended March 31, 2019.

Interest Expense

For the quarter ended March 31, 2020, overall cost of funds (which includes noninterest-bearing deposits) decreased by one basis point, from 1.21% to 1.20%, compared to the quarter ended March 31, 2019.

Other Income

For the quarter ended March 31, 2020, other income was impacted by $380,000 in SBIC investment income, $126,000 in gains on sales of former premises and equipment, and $177,000 of SBA loan sales, offset by reductions in correspondent bank income of $99,000 and rental income of $133,000.

Other Expense

For the quarter ended March 31, 2020, salaries and employee benefits increased $883,000 due to annual merit raises and increased headcount of full-time equivalent employees from 346 to 367 compared to the quarter ended March 31, 2019.

Other expenses increased for the quarter ended March 31, 2020, by $1.4 million in merger and conversion-related costs, $226,000 in additional other real estate owned expenses and write-downs, and approximately $141,000 in loan collection expenses compared to the quarter ended March 31, 2019.

Provision for Loan Losses

During the quarter ended March 31, 2020, Business First recorded a provision for loan losses of $1.4 million compared to $633,000 for the quarter ended March 31, 2019. The reserve for the quarter ended March 31, 2020, was impacted significantly by the expected impact of the COVID-19 pandemic. The increase related to COVID-19 was recorded through a qualitative adjustment.

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Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, were 0.80% and 6.31%, respectively, for the quarter ended March 31, 2020, from 1.09% and 8.62%, respectively, for the quarter ended March 31, 2019.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK, formerly known as Business First Bank, operates 26 banking centers in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible” or “pre-tax, pre-provision”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, impaired loan sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands)	2020	2019	2019

Balance Sheet Ratios

Loans (HFI) to Deposits	98.26%	95.97%	90.93%
Shareholders' Equity to Assets Ratio	12.33%	12.54%	12.81%

Loans Receivable Held for Investment

Commercial	$431,992	$390,398	$389,855
Real Estate:
Construction and Land	260,836	244,181	211,888
Farmland	53,900	48,681	44,066
1-4 Family Residential	295,876	293,142	275,610
Multi-Family Residential	32,859	36,454	39,548
Nonfarm Nonresidential	623,114	612,608	550,103
Total Real Estate	1,266,585	1,235,066	1,121,215
Consumer	72,803	84,801	75,112
Total Loans	$1,771,380	$1,710,265	$1,586,182

Allowance for Loan Losses

Balance, Beginning of Period	$12,124	$12,090	$11,220
Charge-offs – Quarterly	(194)	(190)	(57)
Recoveries – Quarterly	22	32	22
Provision for Loan Losses – Quarterly	1,367	192	633
Balance, End of Period	$13,319	$12,124	$11,818

Allowance for Loan Losses to Total Loans (HFI)	0.75%	0.71%	0.75%
Net Charge-offs (Recoveries) to Average Total Loans	0.01%	0.01%	0.00%

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans	$9,301	$8,977	$13,183
Loans Past Due 90 Days or More	834	72	77
Total Nonperforming Loans	10,135	9,049	13,260
Other Nonperforming Assets:
Other Real Estate Owned	3,281	4,036	1,683
Other Nonperforming Assets	11	160	11
Total Other Nonperforming Assets	3,292	4,196	1,694
Total Nonperforming Assets	$13,427	$13,245	$14,954

Nonperforming Loans to Total Loans (HFI)	0.57%	0.53%	0.84%
Nonperforming Assets to Total Assets	0.59%	0.58%	0.71%

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(Dollars in thousands, except per share data)	2020	2019	2019	2020	2019

Per Share Data

Basic Earnings per Common Share	$0.34	$0.43	$0.43	$0.34	$0.43
Diluted Earnings per Common Share	$0.34	0.42	0.41	0.34	0.41
Dividends per Common Share	0.10	0.10	0.08	0.10	0.08
Book Value per Common Share	21.58	21.47	20.14	21.58	20.14

Average Common Shares Outstanding	13,313,154	13,277,968	13,287,560	13,313,154	13,287,560
Average Diluted Shares Outstanding	13,367,276	13,638,168	13,653,125	13,367,276	13,653,125
End of Period Common Shares Outstanding	13,067,987	13,279,363	13,361,482	13,067,987	13,361,482

Annualized Performance Ratios

Return on Average Assets	0.80%	1.04%	1.09%	0.80%	1.09%
Return on Average Equity	6.31%	8.18%	8.62%	6.31%	8.62%
Net Interest Margin	3.93%	4.08%	4.01%	3.93%	4.01%
Net Interest Spread	3.55%	3.65%	3.61%	3.55%	3.61%
Efficiency Ratio (1)	72.39%	66.50%	64.35%	72.39%	64.35%

Total Quarterly/Year-to-Date Average Assets	$2,244,584	$2,209,182	$2,075,683	$2,244,584	$2,075,683
Total Quarterly/Year-to-Date Average Equity	285,338	281,589	262,681	285,338	262,681

Other Operating Expenses

Salaries and Employee Benefits	$9,435	$9,025	$8,552	$9,435	$8,552
Occupancy and Bank Premises	1,060	920	1,103	1,060	1,103
Depreciation and Amortization	601	588	628	601	628
Data Processing	652	477	616	652	616
FDIC Assessment Fees	147	(15)	150	147	150
Legal and Other Professional Fees	394	302	318	394	318
Advertising and Promotions	306	385	327	306	327
Utilities and Communications	317	316	298	317	298
Ad Valorem Shares Tax	375	388	345	375	345
Directors' Fees	74	119	205	74	205
Other Real Estate Owned Expenses and Write-Downs	253	632	27	253	27
Merger and Conversion-Related Expenses	1,148	(1)	(254)	1,148	(254)
Other	1,881	2,067	1,475	1,881	1,475
Total Other Expenses	$16,643	$15,203	$13,790	$16,643	$13,790

(1) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands)	2020	2019	2019

Assets

Cash and Due From Banks	$80,109	$89,371	$52,606
Federal Funds Sold	29,135	61,372	30,093
Securities Available for Sale, at Fair Values	275,115	278,193	304,122
Mortgage Loans Held for Sale	868	251	753
Loans and Lease Receivable	1,771,380	1,710,265	1,586,182
Allowance for Loan Losses	(13,319)	(12,124)	(11,818)
Net Loans and Lease Receivable	1,758,061	1,698,141	1,574,364
Premises and Equipment, Net	29,656	29,280	27,014
Accrued Interest Receivable	7,724	8,025	7,054
Other Equity Securities	11,721	12,565	8,508
Other Real Estate Owned	3,281	4,036	1,683
Cash Value of Life Insurance	32,765	32,568	32,050
Deferred Taxes, Net	1,800	2,145	3,077
Goodwill	48,495	48,495	49,534
Core Deposit Intangible	6,471	6,694	7,655
Other Assets	2,461	2,699	2,887

Total Assets	$2,287,662	$2,273,835	$2,101,400

Liabilities

Deposits:
Noninterest-Bearing	$417,534	$398,847	$396,775
Interest-Bearing	1,385,274	1,383,163	1,347,608
Total Deposits	1,802,808	1,782,010	1,744,383

Securities Sold Under Agreements to Repurchase	14,728	67,989	11,070
Short-Term Borrowings	5,000	-	-
Subordinated Debt	25,000	25,000	25,000
Federal Home Loan Bank Borrowings	138,000	93,000	30,000
Accrued Interest Payable	1,573	1,533	2,039
Other Liabilities	18,523	19,206	19,764

Total Liabilities	2,005,632	1,988,738	1,832,256

Shareholders' Equity

Common Stock	13,068	13,279	13,361
Additional Paid-In Capital	206,966	212,505	213,537
Retained Earnings	59,859	56,700	42,576
Accumulated Other Comprehensive Loss	2,137	2,613	(330)

Total Shareholders' Equity	282,030	285,097	269,144

Total Liabilities and Shareholders' Equity	$2,287,662	$2,273,835	$2,101,400

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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(Dollars in thousands)	2020	2019	2019	2020	2019

Interest Income:
Interest and Fees on Loans	$24,143	$24,732	$22,423	$24,143	$22,423
Interest and Dividends on Securities	1,731	1,739	1,874	1,731	1,874
Interest on Federal Funds Sold and Due From Banks	142	193	290	142	290
Total Interest Income	26,016	26,664	24,587	26,016	24,587

Interest Expense:
Interest on Deposits	4,686	4,908	4,757	4,686	4,757
Interest on Borrowings	1,119	1,129	710	1,119	710
Total Interest Expense	5,805	6,037	5,467	5,805	5,467

Net Interest Income	20,211	20,627	19,120	20,211	19,120

Provision for Loan Losses	1,367	192	633	1,367	633

Net Interest Income After Provision for Loan Losses	18,844	20,435	18,487	18,844	18,487

Other Income:
Service Charges on Deposit Accounts	931	1,028	938	931	938
Gain on Sales of Securities	25	22	-	25	-
Other Income	1,848	1,206	1,373	1,848	1,373
Total Other Income	2,804	2,256	2,311	2,804	2,311

Other Expenses:
Salaries and Employee Benefits	9,435	9,025	8,552	9,435	8,552
Occupancy and Equipment Expense	1,891	1,715	1,894	1,891	1,894
Merger and Conversion-Related Expense	1,148	(1)	(254)	1,148	(254)
Other Expenses	4,169	4,464	3,598	4,169	3,598
Total Other Expenses	16,643	15,203	13,790	16,643	13,790

Income Before Income Taxes	5,005	7,488	7,008	5,005	7,008

Provision for Income Taxes	506	1,729	1,349	506	1,349

Net Income	$4,499	$5,759	$5,659	$4,499	$5,659

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,740,189	$24,143	5.55%	$1,698,947	$24,732	5.82%	$1,549,887	$22,423	5.79%
Securities Available for Sale	286,660	1,731	2.42%	290,034	1,739	2.40%	309,768	1,874	2.42%
Interest-Bearing Deposit in Other Banks	28,754	142	1.98%	31,648	193	2.44%	45,215	290	2.57%
Total Interest-Earning Assets	2,055,603	26,016	5.06%	2,020,629	26,664	5.28%	1,904,870	24,587	5.16%
Allowance for Loan Losses	(12,203)			(12,174)			(11,390)
Noninterest-Earning Assets	201,184			200,727			182,203
Total Assets	$2,244,584	$26,016		$2,209,182	$26,664		$2,075,683	$24,587

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,342,213	$4,686	1.40%	$1,295,791	$4,908	1.52%	$1,335,413	$4,757	1.42%
Subordinated Debt	25,000	422	6.75%	25,000	422	6.75%	25,000	416	6.66%
Advances from Federal Home Loan Bank ("FHLB")	98,323	497	2.02%	96,763	516	2.13%	37,527	281	3.00%
Other Borrowings	67,125	200	1.19%	67,087	191	1.14%	12,482	13	0.42%
Total Interest-Bearing Liabilities	1,532,661	5,805	1.52%	1,484,641	6,037	1.63%	1,410,422	5,467	1.55%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	$406,035			419,231			393,816
Other Liabilities	20,550			23,721			8,764
Total Noninterest-Bearing Liabilities	426,585			442,952			402,580
Shareholders' Equity	285,338			281,589			262,681
Total Liabilities and Shareholders' Equity	$2,244,584			$2,209,182			$2,075,683

Net Interest Spread			3.55%			3.65%			3.61%
Net Interest Income		$20,211			$20,627			$19,120
Net Interest Margin			3.93%			4.08%			4.01%

Overall Cost of Funds			1.20%			1.27%			1.21%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(Dollars in thousands, except per share data)	2020	2019	2019	2020	2019

Interest Income:
Interest income	$26,016	$26,664	$24,587	$26,016	$24,587
Core interest income	26,016	26,664	24,587	26,016	24,587
Interest Expense:
Interest expense	5,805	6,037	5,467	5,805	5,467
Core interest expense	5,805	6,037	5,467	5,805	5,467
Provision for Loan Losses: (b)
Provision for loan losses	1,367	192	633	1,367	633
Core provision expense	1,367	192	633	1,367	633
Other Income:
Other income	2,804	2,256	2,311	2,804	2,311
(Gains) losses on former bank premises and equipment	(126)	125	-	(126)	-
(Gains) on sale of securities	(25)	(22)	-	(25)	-
Core other income	2,653	2,359	2,311	2,653	2,311
Other Expense:
Other expense	16,643	15,203	13,790	16,643	13,790
Acquisition-related expenses (2)	(1,212)	(76)	50	(1,212)	50
Stock option exercises - excess taxes	(71)	-	-	(71)	-
Core other expense	15,360	15,127	13,840	15,360	13,840
Pre-Tax Income: (a)
Pre-tax income	5,005	7,488	7,008	5,005	7,008
(Gains) losses on former bank premises and equipment	(126)	125	-	(126)	-
(Gains) on sale of securities	(25)	(22)	-	(25)	-
Acquisition-related expenses (2)	1,212	76	(50)	1,212	(50)
Stock option exercises - excess taxes	71	-	-	71	-
Core pre-tax income	6,137	7,667	6,958	6,137	6,958
Provision for Income Taxes (1):
Provision for income taxes	506	1,729	1,349	506	1,349
Tax on (gains) losses on former bank premises and equipment	(26)	26	-	(26)	-
Tax on (gains) on sale of securities	(5)	(5)	-	(5)	-
Tax on sale of banking center	-	(216)	-	-	-
Tax on acquisition-related expenses (2)	91	11	(16)	91	(16)
Tax on stock option exercises	602			602
Core provision for income taxes	1,167	1,545	1,333	1,167	1,333
Net Income:
Net income	4,499	5,759	5,659	4,499	5,659
(Gains) losses on former bank premises and equipment , net of tax	(100)	99	-	(100)	-
(Gains) on sale of securities, net of tax	(20)	(17)	-	(20)	-
Tax on sale of banking center	-	216	-	-	-
Acquisition-related expenses (2), net of tax	1,121	65	(34)	1,121	(34)
Stock option exercises, net of tax	(531)	-	-	(531)	-
Core net income	$4,970	$6,122	$5,625	$4,970	$5,625

Pre-tax, pre-provision earnings (a+b)	$6,372	$7,680	$7,641	$6,372	$7,641
(Gains) losses on former bank premises and equipment	(126)	125	-	(126)	-
(Gains) on sale of securities	(25)	(22)	-	(25)	-
Acquisition-related expenses (2)	1,212	76	(50)	1,212	(50)
Stock option exercises	71	-	-	71	-
Core pre-tax, pre-provision earnings	$7,504	$7,859	$7,591	$7,504	$7,591

Average Diluted Shares Outstanding	13,367,276	13,638,168	13,653,125	13,367,276	13,653,125

Diluted Earnings Per Share:
Diluted earnings per share	$0.34	$0.42	$0.41	$0.34	$0.41
(Gains) losses on former bank premises and equipment , net of tax	(0.01)	0.01	-	(0.01)	-
(Gains) on sale of securities, net of tax	(0.00)	(0.00)	-	(0.00)	-
Tax on sale of banking center	-	0.02	-	-	-
Acquisition-related expenses (2), net of tax	0.08	0.00	(0.00)	0.08	(0.00)
Stock option exercises	(0.04)	-	-	(0.04)	-
Core diluted earnings per share	$0.37	$0.45	$0.41	$0.37	$0.41

Pre-tax, pre-provision profit diluted earnings per share	$0.48	$0.56	$0.56	$0.48	$0.56
(Gains) losses on former bank premises and equipment	(0.01)	0.01	-	(0.01)	-
(Gains) on sale of securities	(0.00)	(0.00)	-	(0.00)	-
Acquisition-related expenses (2)	0.09	0.01	(0.00)	0.09	(0.00)
Stock option exercises	0.01	-	-	0.01	-
Core pre-tax, pre-provision diluted earnings per share	$0.56	$0.58	$0.56	$0.56	$0.56

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21% for 2020 and 2019. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(Dollars in thousands, except per share data)	2020	2019	2019	2020	2019

Total Quarterly/Year-to-Date Average Assets	2,244,584	2,209,182	2,075,683	2,244,584	2,075,683
Total Quarterly/Year-to-Date Average Equity	285,338	281,589	262,681	285,338	262,681

Net Income:					-
Net income	$4,499	$5,759	$5,659	$4,499	$5,659
(Gains) losses on former bank premises and equipment , net of tax	(100)	99	-	(100)	-
(Gains) on sale of securities, net of tax	(20)	(17)	-	(20)	-
Tax on sale of banking center	-	216	-	-	-
Acquisition-related expenses (2), net of tax	1,121	65	(34)	1,121	(34)
Stock option exercises, net of tax	(531)	-	-	(531)	-
Core net income	$4,970	$6,122	$5,625	$4,970	$5,625

Return on average assets	0.80%	1.04%	1.09%	0.80%	1.09%
Core return on average assets	0.89%	1.11%	1.08%	0.89%	1.08%
Return on equity	6.31%	8.18%	8.62%	6.31%	8.62%
Core return on average equity	6.97%	8.70%	8.57%	6.97%	8.57%

Interest Income:
Interest income	$26,016	$26,664	$24,587	$26,016	$24,587
Core interest income	26,016	26,664	24,587	26,016	24,587
Interest Expense:					-
Interest expense	5,805	6,037	5,467	5,805	5,467
Core interest expense	5,805	6,037	5,467	5,805	5,467
Other Income:					-
Other income	2,804	2,256	2,311	2,804	2,311
(Gains) losses on former bank premises and equipment	(126)	125	-	(126)	-
(Gains) on sale of securities	(25)	(22)	-	(25)	-
Core other income	2,653	2,359	2,311	2,653	2,311
Other Expense:					-
Other expense	16,643	15,203	13,790	16,643	13,790
Acquisition-related expenses	(1,212)	(76)	50	(1,212)	50
Stock option exercises - excess taxes	(71)	-	-	(71)	-
Core other expense	$15,360	$15,127	$13,840	$15,360	$13,840

Efficiency Ratio
Other expense (a)	$16,643	$15,203	$13,790	$16,643	$13,790
Core other expense (c)	$15,360	$15,127	$13,840	$15,360	$13,840
Net interest and other income (1) (b)	$22,990	$22,861	$21,431	$22,990	$21,431
Core net interest and other income (1) (d)	$22,864	$22,986	$21,431	$22,864	$21,431
Efficiency ratio (a/b)	72.39%	66.50%	64.35%	72.39%	64.35%
Core efficiency ratio (c/d)	67.18%	65.81%	64.58%	67.18%	64.58%

Total Average Interest-Earnings Assets	$2,055,603	$2,020,629	$1,904,870	$2,055,603	$1,904,870

Net Interest Income
Net interest income	$20,211	$20,627	$19,120	$20,211	$19,120
Loan discount accretion	(290)	(800)	(432)	(290)	(432)
Net interest income excluding loan discount accretion	$19,921	$19,827	$18,688	$19,921	$18,688

Net interest margin (2)	3.93%	4.08%	4.01%	3.93%	4.01%
Net interest margin excluding loan discount accretion (2)	3.88%	3.92%	3.92%	3.88%	3.92%
Net interest spread	3.55%	3.65%	3.61%	3.55%	3.61%
Net interest spread excluding loan discount accretion	3.49%	3.49%	3.52%	3.49%	3.52%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2020	2019	2019

Total Shareholders' (Common) Equity
Total shareholders' equity	$282,030	$285,097	$269,144
Goodwill	(48,495)	(48,495)	(49,534)
Core deposit intangible	(6,471)	(6,694)	(7,655)
Total tangible common equity	$227,064	$229,908	$211,955

Total Assets
Total assets	$2,287,662	$2,273,835	$2,101,400
Goodwill	(48,495)	(48,495)	(49,534)
Core deposit intangible	(6,471)	(6,694)	(7,655)
Total tangible assets	$2,232,696	$2,218,646	$2,044,211

Common shares outstanding	13,067,987	13,279,363	13,361,482

Book value per common share	$21.58	$21.47	$20.14
Tangible book value per common share	$17.38	$17.31	$15.86
Common equity to total assets	12.33%	12.54%	12.81%
Tangible common equity to tangible assets	10.17%	10.36%	10.37%

b1BANK.com